EXHIBIT 32.1

                In connection with the Annual Report of CompuMed, Inc. (the Company) on Form 10-KSB for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, John
G. McLaughlin, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

                (1)           The Report fully complies with the requirements of
section  13(a)  or  15(d)  of  the  Securities  Exchange  Act  of  1934;  and

                (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  John  G.  McLaughlin
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John  G.  McLaughlin
President  and  Chief  Executive  Officer
December  19,  2003